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                                                                      EXHIBIT 21

SELECTIVE INSURANCE GROUP, INC., SUBSIDIARIES

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                                                                                                                         PERCENTAGE
                                                        JURISDICTION                                                     VOTING
                                                        IN WHICH                                                         SECURITIES
NAME                                                    ORGANIZED          PARENT                                        OWNED
------------------------------------------------------------------------------------------------------------------------------------
ALTA Services LLC                                       New Jersey         Selective Insurance Group, Inc.                  100%

Consumer Health Network Plus, LLC                       New Jersey         Selective Insurance Group, Inc.                  100%

Flood Connect, LLC                                      New Jersey         Selective Insurance Group, Inc.                  100%

Niagara Exchange Corporation                            Delaware           Selective Insurance Group, Inc.                  100%

PDA Software Services Inc                               Kansas             Selective Insurance Group, Inc.                  100%

SelecTech, LLC                                          New Jersey         Selective Way Insurance Company                   75%
                                                                           Selective Insurance Company of the Southeast      25%

Selective HR Solutions, Inc.                            Florida            Selective Insurance Group, Inc.                  100%

Selective Insurance Company of America                  New Jersey         Selective Insurance Group, Inc                   100%

Selective Insurance Company of New York                 New York           Niagara Exchange Corp.                           100%

Selective Insurance Company of South Carolina           South Carolina     Selective Insurance Group, Inc.                  100%

Selective Insurance Company of the Southeast            North Carolina     Selective Insurance Group, Inc.                  100%

Selective Specialty Lines Brokerage, LLC                New Jersey         Selective Insurance Group, Inc.                   50%

Selective Technical Administrative Resources, Inc.      New Jersey         Selective Insurance Group, Inc.                  100%

Selective Way Insurance Company                         New Jersey         Selective Insurance Group, Inc.                  100%

SRM Insurance Brokerage, LLC                            New Jersey         Selective Way Insurance Company                   75%
                                                                           Selective Insurance Company of the Southeast      25%

Wantage Avenue Holding Company Inc                      New Jersey         Selective Insurance. Company of America          100%
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